                         FIRST AMENDMENT AND JOINDER
                       TO LOAN AND SECURITY AGREEMENT
                       ------------------------------


     This First Amendment and Joinder to Loan and Security Agreement ("Amendment") is made this 6th day of January, 1998, by and among OPINION RESEARCH CORPORATION ("Opinion"), a Delaware corporation, ORC, INC. ("ORC"), a Delaware corporation, ORC TELESCIENCE CORP. ("TeleScience"), (collectively, "Existing Borrowers" and singly each is a "Existing Borrower"), and ORC PROTEL, INC. a Delaware corporation ("ProTel") and CORESTATES BANK, N.A., a national banking association ("Lender").

                                 BACKGROUND
                                 ----------

     A. Existing Borrowers and Lender are parties to a certain Amended and Restated Loan and Security Agreement dated May 8, 1997, ("Loan Agreement"), pursuant to which certain financing arrangements were established with Lender for the benefit of Existing Borrowers. The Loan Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the "Existing Loan Documents". All capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

     B. Opinion is acquiring substantially all of the assets of ProTel Marketing, Inc. (the "Acquisition"), pursuant to the terms of a certain Asset Purchase Agreement dated December 11, 1997 ("Purchase Agreement") among Opinion, ProTel, ProTel Marketing, Inc., Janice Katz, Ruth Wolf, David Katz and Allen Wolf. Consummation of the Acquisition is subject to Lender's prior consent.

     C. Existing Borrowers and ProTel have requested that Lender consent to the Acquisition and modify, in certain respects, the Loan Agreement and Lender has agreed to consent to the Acquisition and make such modifications, all as more fully set forth herein and subject to the terms and conditions hereof.

     NOW, THEREFORE, with the foregoing Background incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, hereby agree as follows:


     1.  Joinder of ProTel.
         -----------------

          a. In recognition of the benefits and privileges under the Loan Agreement and Existing Loan Documents, upon the Effective Date, ProTel joins in, assumes, adopts and becomes a Borrower under the Loan Agreement and Existing Loan Documents. All references to Borrower or Borrowers contained in the Loan Agreement and Existing Loan Documents are hereby deemed, for all purposes to refer to and include ProTel as a Borrower and ProTel hereby agrees to comply with all of the terms and conditions of the Loan Agreement and Existing Loan Documents as if it were an original signatory thereto.

          b. Without limiting the generality of the provisions of subparagraph 1(a) above, ProTel is thereby liable, on a joint and several basis, along with all other Existing Borrowers for all existing and future Loans and all Obligations incurred at any time by any one or more Existing Borrowers under the Existing Loan Documents, as amended hereby or as may be hereafter amended, modified, supplemented or replaced.

     2.  Amendments to Loan Agreement.
         ----------------------------

          a. Upon the Effective Date, the following definitions are hereby added to the Loan Agreement:

          (1) Acquisition.  As defined in the Background to this Amendment.
              -----------

          (2) Adjusted LIBOR Rate.  For any LIBOR Interest Period, as
              -------------------
applied to a LIBOR Based Rate Loan, the rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) determined pursuant to the following formula:

          Adjusted LIBOR Rate    =            LIBOR Rate
                                     ------------------------------
                                        (1 - Reverse Percentage)

For purposes hereof, "LIBOR Rate" shall mean the arithmetic average of the rate of interest per annum (rounded upwards, if necessary to the next 1/16 of 1%) at which Lender is offered deposits of United States Dollars in the London interbank market on or about eleven o'clock (11:00) a.m. London Time two (2) Business Days prior to the commencement of such LIBOR Interest Period on amounts substantially equal to the LIBOR Based Rate Loan as to which Borrowers may elect the Adjusted LIBOR Rate to be applicable with a maturity of comparable duration to the LIBOR Interest Period selected by Borrowers for such LIBOR Based Rate Loan.

          (3) Effective Date.  The date on which all of the conditions precedent
              --------------
to the effectiveness of this Amendment have been fulfilled (as determined by Lender) or waived by Lender.

          (4) L/C Commitment. One Million Dollars ($1,000,000).
              --------------

          (5) LIBOR Based Rate Loans.  Collectively, all Revolving Credit
             ----------------------
LIBOR Loans and Term Loan D LIBOR Loans.

          (6) LIBOR Interest Period.  A period of one, two, three or six
              ---------------------
months.

          (7) London Business Day.  Any day on which banks in London,
              -------------------
England are open for business.

          (8) Purchase Agreement.  As defined in the Background to this
              ------------------
Amendment.
          (9) Regulation D.  Regulation D of the Board of Governors of the
              ------------
Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

          (10) Reserve Percentage.  For Lender on any day, that percentage
               ------------------
(expressed as a decimal) which is in effect on such day, prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Lender is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which Lender is subject) for determining the applicable reserve requirements (including without limitation any basic, supplemental, marginal or emergency reserves) for (i) deposits of United States Dollars or (ii) Eurocurrency liabilities as defined in Regulation D in each case used to fund a LIBOR Based Rate Loan.

          (11) Revolving Credit Base Rate.  The Base Rate plus twenty-five
               --------------------------                 ----
(25) basis points.

          (12) Revolving Credit LIBOR Loan.  That portion of the Revolving
               ---------------------------
Credit subject to interest calculated at the Revolving Credit LIBOR Rate.

          (13) Revolving Credit LIBOR Rate.  The sum of the Adjusted LIBOR
               ---------------------------
Rate plus two hundred twenty-five (225) basis points.
     ----

          (14) Term Loan D Base Rate.  The Base Rate plus seventy-five (75)
               ---------------------                 ----
basis points.

          (15) Term Loan D LIBOR Loans.  That portion of Term Loan D
               -----------------------
subject to interest calculated at the Term D LIBOR Rate.

          (16) Term Loan D LIBOR Rate. The sum of the Adjusted LIBOR Rate plus
               ----------------------                                     ----
two hundred seventy-five (275) basis points.

          (17)  Term Loan D.  Section 2.16(a).
                -----------

          (18)  Term Loan D Note.  Section 2.16(b).
                ----------------

        b. Upon the Effective Date, the following definitions in the Loan Agreement are hereby amended and restated in their entirety and shall read as follows:

          (1) Borrowing Base.  The sum of seventy percent (70%) of Eligible
              --------------
Billed Accounts plus forty percent (40%) of Eligible Unbilled Accounts plus
                ----                                                   ----
during the period from the Effective Date through June 30, 1998, $2,000,000 and during the period from July 1, 1998 through September 30, 1998, $1,000,000.

          (2) Facility Limit.  The sum of Twenty-One Million Dollars
              --------------
($21,000,000).

          (3) Revolving Credit Maturity Date.  January 1, 2002.
              ------------------------------

          (4) Term Loan Notes.  Collectively, Term Loan A Note, Term Loan B
              ---------------
Note, Term Loan C Note and Term Loan D Note.

          (5) Term Loans.  Collectively, Term Loan A, Term Loan B, Term
              ----------
Loan C and Term Loan D.

        c. Upon the Effective Date, Section 2.7 of the Loan Agreement is hereby amended and restated in its entirety and shall read as follows:

          2.7  Revolving Credit Interest
               -------------------------

               (a) Revolving Credit Base Rate - Subject to Section 2.7(b), the
                   -------------------------
unpaid principal balance of cash Advances under the Revolving Credit shall bear interest, subject to the terms hereof, at the per annum rate equal to the Revolving Credit Base Rate. Interest on Base Rate Loans under the Revolving Credit shall be payable monthly, in arrears, on the first day of each calendar month, beginning on the first day of the first full calendar month after the Closing Date and on the Revolving Credit Maturity Date.

               (b)  LIBOR Rate Option:
                    -----------------

                    (i) So long as no Default or Event of Default has occurred and is continuing, Borrowers may choose to have all or a portion of the Revolving Credit accrue interest at the Revolving Credit LIBOR Rate by giving Lender at least two (2) Business Days' prior written notice. Such notice shall specify the LIBOR Interest Period and the portion of outstanding Advances under the Revolving Credit (but in no event less than $500,000), to bear interest at the Revolving Credit LIBOR Rate.

                    (ii) Borrowers shall select a LIBOR Interest Period during which the Revolving Credit LIBOR Rate is applicable; provided, however, that if the LIBOR Interest Period would otherwise end on a day which shall not be a London Business

Day, such LIBOR Interest Period shall be extended to the next preceding or succeeding London Business Day as is Lender's custom in the market in which such LIBOR Based Rate Loan relates. Interest shall accrue from and including the first day of each LIBOR Interest Period to, but excluding the day on which any LIBOR Interest Period expires. For any LIBOR Interest Period which begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period), the LIBOR Interest Period shall end on the last London Business Day of a calendar month. All accrued and unpaid interest on a LIBOR Based Rate Loan must be repaid in full on the last day of the applicable LIBOR Interest Period. Interest shall also be due and payable for a six month LIBOR Interest Period on the day that would have been the last day of a three month LIBOR Interest Period. No LIBOR Interest Period with respect to the Revolving Credit may end after the Revolving Credit Maturity Date. Subject to all of the terms and conditions applicable to a request for a LIBOR Based Rate Loan, Borrowers may convert an existing LIBOR Based Rate Loan as of the last day of the LIBOR Interest Period to a new LIBOR Based Rate Loan provided all interest accrued under the expiring LIBOR Interest Period has been paid. If Borrowers fail to notify Lender of the LIBOR Interest Period for such a subsequent LIBOR Based Rate Loan at least two (2) Business Days prior to the last day of the then current LIBOR Interest Period of such an outstanding LIBOR Based Rate Loan, then such outstanding LIBOR Based Rate Loan shall become a Base Rate Loan at the end of the current LIBOR Interest Period and shall accrue interest at the Revolving Credit Base Rate in accordance with Section 2.7(a) above.

                    (iii) The Adjusted LIBOR Rate may be automatically adjusted by Lender on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage which has resulted in a payment pursuant to Section 2.17 below, that increase the cost to Lender of funding the LIBOR Based Rate Loan. Lender shall promptly give Borrowers notice of such a determination and adjustment, which determination shall be, except for error, and absent written notice from Borrowers to Lender within ten (10) days from submission, final, conclusive and binding for all purposes; provided that Borrowers shall not be liable for any amount payable with respect to any period more than 90 days before the date of such notice.

                    (iv) If Borrowers have requested the rate based on the Adjusted LIBOR Rate in accordance with Section 2.7(b), and Lender shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Based Rate Loan and for the LIBOR Interest Period specified are unavailable, or that the rate based on the Adjusted LIBOR Rate will not adequately and fairly reflect the cost of the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, of making or maintaining the principal amount of the requested LIBOR Based Rate Loan specified by Borrowers during the LIBOR Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the rate based on the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, Lender shall promptly give notice of such determination to Borrowers that the rate based on the Adjusted LIBOR Rate is not available. A determination by Lender hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (A) the obligation to establish, convert to, or maintain a LIBOR Based Rate Loan at the rate based on the Adjusted LIBOR Rate shall be suspended until Lender shall have notified Borrowers that such conditions shall have ceased to exist (which notification shall be given promptly by Lender after such cessation), and (B) the applicable Revolving Credit portion subject to the requested conversion shall continue to accrue interest at the Revolving Credit Base Rate in accordance with Section 2.7(a) above.

                    (v) If, as a result of any changes in applicable law or regulation or the interpretation thereof, it becomes unlawful for Lender to maintain Eurodollar liabilities sufficient to fund any LIBOR Based Rate Loan subject to the rate based on the Adjusted LIBOR Rate, then Lender shall immediately notify Borrowers thereof and Lender's obligations hereunder to convert to, or maintain a LIBOR Based Rate Loan at the rate based on the Adjusted LIBOR Rate shall be suspended until such time as Lender may again cause the rate based on the Adjusted LIBOR Rate to be applicable. Immediately upon such occurrence, the portion of the Revolving Credit that was subject to the Revolving Credit LIBOR Rate shall thereupon accrue interest at the Revolving Credit Base Rate in accordance with Section 2.7(a) above. Promptly after coming aware that it is no longer unlawful for Lender maintain such Eurodollar liabilities, Lender shall notify Borrowers thereof and such suspension shall cease to exist.

        d. Upon the Effective Date, Section 2.9 of the Loan Agreement is hereby amended and restated in its entirety and shall read as follows:

            2.9  Additional Interest Provisions.
                 ------------------------------

                    (a) Calculation of Interest. Interest on the Loans,
                        -----------------------
regardless of the rate option, shall be charged on the basis of a year of three hundred sixty (360) days but charged for the actual number of days elapsed. Changes in the interest rate applicable to Base Rate Loans shall become effective on the same day as Lender announces a change in its Prime Rate or, if applicable, the date the Fed Funds Rate change.

                    (b) Limitation on LIBOR Based Rate Loans. All Loans not
                        ------------------------------------
specifically designated by Borrowers, pursuant to the terms hereof or not requested in conformity with the terms hereof, shall be Base Rate Loans. No LIBOR Based Rate Loans shall be requested by Borrowers or made available by Lender if a Default or an Event of Default has occurred and is continuing hereunder. There may not be more than five (5) LIBOR Based Rate Loans outstanding at any one time.

                    (c) Default Rate. Upon the occurrence and during the
                        ------------
continuance of an Event of Default hereunder, the per annum effective rate of interest on all outstanding principal under the Loans, regardless of the rate option, and all fees for Letters of Credit, shall, be increased by three hundred
(300) basis points.

                    (d) Termination of LIBOR Based Rate Loans. Without impairing
                        -------------------------------------
Lender's rights under Section 2.9(c), all LIBOR Based Rate Loans shall automatically convert to Base Rate Loans upon the occurrence of an Event of Default.

                    (e) Continuation of Interest Charges. All contractual rates
                        --------------------------------
of interest chargeable on outstanding principal under the Loans, regardless of the rate option, shall continue to accrue and be paid even after Default, Event of Default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

                    (f) Applicable Interest Limitations: In no contingency or
                        -------------------------------
event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall apply, in its sole discretion, and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

          e. Effective on the Effective Date, the following Section 2.16 is hereby added to the Loan Agreement:

               2.16  Term Loan D:
                     -----------

                    (a) Description. Lender hereby advances to Borrowers,
                         -----------
subject to the terms of this Agreement, the original principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) ("Term Loan D").

                    (b) Term Loan D Note. As a condition to the effectiveness of
                        ----------------
this Amendment, Borrowers shall execute and deliver their promissory note (the "Term Loan D Note") to Lender for the total principal amount of Term Loan D. The Term Loan D Note shall evidence each Borrowers' absolute and unconditional obligation to repay Lender for Term Loan D with interest as herein and therein provided. The obligations of

Borrowers under the Term Loan D Note shall at all times be joint and several. The Term Loan D Note shall be in form and substance satisfactory to Lender.

                    (c) Amortization. The principal amount of Term Loan D shall
                        ------------
be payable in fifty three (53) equal consecutive monthly installments of principal in the amount of $138,000 plus interest thereon at the rate set forth herein. The first such installment shall be due and payable on July 1, 1998 and the remaining such installments shall be due on the first Business Day of each calendar month thereafter. A final fifty fourth (54th) installment of the remaining outstanding principal, together with all accrued and unpaid interest on Term Loan D, shall be due and payable on December 1, 2002, unless having been sooner accelerated pursuant to the terms hereof.

                    (d)  Term Loan D Interest.
                         --------------------

                         (i) Term Loan Base Rate. Subject to Section
                             -------------------
2.16(d)(ii), the unpaid principal balance of Term Loan D shall bear interest, subject to the terms hereof, at the per annum rate equal to the Term Loan D Base Rate. Interest on Base Rate Loans under Term Loan D shall be payable monthly, in arrears, on the first Business Day of each calendar month, beginning on the first Business Day of the first full calendar month after the date hereof and on December 1, 2002.

                         (ii)  LIBOR Rate Option.
                               -----------------

                               (A) So long as no Default or Event of Default has
occurred and is continuing, Borrowers may choose to have all or a portion of Term Loan D accrue interest at the Term Loan D LIBOR Rate by giving Lender at least two (2) Business Days' prior written notice. Such notice shall specify the LIBOR Interest Period and the portion of Term Loan D (but in no event less than $500,000), to bear interest at the Term Loan D LIBOR Rate. At no time, however, may any LIBOR Rate Loan applicable to Term Loan D include any principal installments on Term Loan D required to be made during the chosen LIBOR Interest Period.

                               (B) Borrowers shall elect a LIBOR Interest Period
during which the Term Loan D LIBOR Rate is applicable; provided, however, that if the LIBOR Interest Period would otherwise end on a day which shall not be a London Business Day, such LIBOR Interest Period shall be extended to the next preceding or succeeding London Business Day as is Lender's custom in the market in which such LIBOR Based Rate Loan relates. Interest shall accrue from and including the first day of each LIBOR Interest Period to, but excluding the day on which any LIBOR Interest Period expires. For any LIBOR Interest Period which begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period), the LIBOR Interest Period shall end on the last London Business Day of a calendar month. All accrued and unpaid interest on a LIBOR Based Rate Loan must be repaid in full on the last day the applicable LIBOR Interest Period. Interest shall also be due and payable for a six month LIBOR Interest Period on the day that would have been the last day of a three month LIBOR Interest Period. No LIBOR Interest Period may end after December 31, 2002. Subject to all of the terms and conditions applicable to a request for a LIBOR Based Rate Loan, Borrowers may convert an existing LIBOR Based Rate Loan as of the last day of the LIBOR Interest Period to a new LIBOR Based Rate Loan provided all interest accrued under the expiring LIBOR Interest Period has been paid. If Borrowers fail to notify Lender of the LIBOR Interest Period for a subsequent LIBOR Based Rate Loan at least two (2) Business Days prior to the last day of the then current LIBOR Interest Period of an outstanding LIBOR Based Rate Loan, then such outstanding LIBOR Based Rate Loan shall become a Base Rate Loan at the end of the current LIBOR Interest Period for such outstanding LIBOR Based Rate Loan and shall accrue interest at the Term Loan D Base Rate in accordance with Section 2.16(d)(i) above.

                               (C) The Adjusted LIBOR Rate may be automatically
adjusted by Lender on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate or other income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage which has resulted in a payment pursuant to Section 2.17 below, that increase the cost to Lender of funding the LIBOR Based Rate Loan. Lender shall promptly give Borrowers notice of such a determination and adjustment, which determination shall be, except for error, and absent written notice from Borrowers to Lender within ten (10 ) days from submission, final, conclusive and binding for all purposes; provided that Borrowers shall not be liable for any amount payable with respect to any period more than 90 days before the date of such notice.

                               (D) If Borrowers have requested the rate based on
the Adjusted LIBOR Rate in accordance with Section 2.16(d)(ii) and Lender shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Based Rate Loan and for the LIBOR Interest Period specified are unavailable, or that the rate based on the Adjusted LIBOR Rate will not adequately and fairly reflect the cost of the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, of making or maintaining the principal amount of the requested LIBOR Based Rate Loan specified by Borrowers during the LIBOR Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the rate based on the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, Lender shall promptly give notice of such determination to Borrowers that the rate based on the Adjusted LIBOR Rate is not available. A determination by Lender hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (A) the obligation to establish, convert to, or maintain a LIBOR Based Rate Loan at the rate based on the Adjusted LIBOR Rate shall be suspended until Lender shall have notified Borrowers that such conditions shall have ceased to exist (which notification shall be given promptly by Lender after such cessation), and (B) the portion of Term Loan D subject to the requested conversion shall continue to accrue interest at the Term Loan Base D Rate in accordance with Section 2.16(d)(i) above.

                              (E) If, as a result of any changes in applicable
law or regulation or the interpretation thereof, it becomes unlawful for Lender to maintain Eurodollar liabilities sufficient to fund any LIBOR Based Rate Loan subject to the rate based on the Adjusted LIBOR Rate, then Lender shall immediately Borrowers thereof and Lender's obligations hereunder to convert to, or maintain a LIBOR Based Rate Loan at the rate based on the Adjusted LIBOR Rate shall be suspended until such time as Lender may again cause the rate based on the Adjusted LIBOR Rate to be applicable. Immediately upon such occurrence, the portion of Term Loan D that was subject to the Term Loan D LIBOR Rate, shall thereupon accrue interest at the Term Loan D Base Rate in accordance with
Section 2.16(d)(i) above. Promptly after becoming aware that it is no longer unlawful for Lender to maintain such Eurodollar liabilities, Lender shall notify Borrowers thereof and such suspension shall cease to exist.

          f. Effective on the Effective Date, the following Section 2.17 is hereby added to the Loan Agreement:

            2.17 Indemnity. Borrowers shall indemnify, defend and hold harmless
                 ---------
Lender against any and all loss, liability, cost or expense which Lender may sustain or incur (including, without limitation, loss of any merger with respect to a LIBOR Based Rate Loan) as a consequence of (a) any failure of Borrowers to convert or extend any LIBOR Based Rate Loan after proper notice thereof has been given to Lender in accordance with the terms of this Agreement; or (b) any payment, prepayment or conversion of a LIBOR Based Rate Loan by Borrowers made for any reason (other than pursuant to Section 2.9(b)(v) and 2.16(d)(ii)(E)) on a date other than the last day of the applicable LIBOR Interest Period. Borrowers shall pay the full amount thereof to Lender on demand by Lender.

          g. Upon the Effective Date, the following Section 2.18 is hereby added to the Loan Agreement:

            2.18  Interest Rate Protection.  Borrowers shall, within thirty (30)
                  ------------------------
days from the Effective Date, purchase and maintain (at their sole expense) interest rate protection covering, at all times, no less than $3,000,000 of the outstanding balance of the Term Loans under terms and conditions with the counterparties acceptable to Lender. If the interest rate protection is obtained other than from Lender, Borrowers shall assign all rights under such agreement to Lender.

          h. Upon the Effective Date, Section 6.8 of the Loan Agreement is hereby amended and restated in its entirety and shall read as follows:
               6.8  Financial Covenants.  Borrowers shall maintain and comply
                    -------------------
with the following financial covenants:
                    (a) Funded Debt to Consolidated Operating Cash Flow Ratio.
                        -----------------------------------------------------
Borrowers shall have and maintain a Funded Debt to Consolidated Operating Cash Flow Ratio, on a consolidated basis, of not more than the following during the following periods (measured quarterly on a rolling four (4) quarter basis):

          Period                                          Ratio
          ------                                          -----
          December 31, 1998, through December 30, 1999  3.00 to 1.0

          December 31, 1999, and thereafter             2.50 to 1.0

                    (b) Funded Debt to Consolidated Capitalization Ratio.
                        ------------------------------------------------
Borrowers shall have and maintain a Funded Debt to Consolidated Capitalization Ratio, on a consolidated basis, at all times of not more than the following during the following periods:

          Period                                           Ratio
          ------                                           -----
          Closing Date through December 30, 1998        .60 to 1.0

          December 31, 1998, through December 30, 1999  .55 to 1.0

          December 31, 1999, and thereafter             .45 to 1.0

                    (c) Consolidated Net Worth. Borrowers shall have and
                        ----------------------
maintain at all times from the Closing Date through December 31, 1997, a Consolidated Net Worth on a consolidated basis, of not less than Fourteen Million Two Hundred Fifty Thousand Dollars ($14,250,000). Effective January 1 of each year, commencing January 1, 1998, the minimum Consolidated Net Worth (which shall be maintained at all times) shall be increased by an amount equal to fifty percent (50%) of Borrowers' Consolidated Net Income during such year (with any loss being calculated as zero) from the minimum Consolidated Net Worth required during the immediately preceding year.

                    (d) Fixed Charge Coverage Ratio. Borrowers shall have and
                        ---------------------------
maintain a Fixed Charge Coverage Ratio, on a consolidated basis, of not less than the following during the following periods (measured quarterly on a rolling four (4) quarter basis):

          Period                                     Ratio
          ------                                     -----
          December 31, 1998, and thereafter      1.25 to 1.0

          (e) Minimum Consolidated Earnings Available for Fixed Charges.
              ---------------------------------------------------------
Borrowers shall have and maintain a minimum Consolidated Earnings Available for Fixed Charges on a consolidated basis, of not less than the following during the following periods:

          Period                                       Minimum Amount
          ------                                       --------------

          Three month period ending March 31, 1998      $2,000,000

          Six month period ending June 30, 1998         $4,000,000

          Nine month period ending September 30, 1998   $6,000,000

                    (f) Unfunded Capital Expenditures. Commencing December 31,
                        -----------------------------
1998, Borrowers shall not expend for Unfunded Capital Expenditures more than Three Million Dollars ($3,000,000) during any twelve (12) month period, measured quarterly, on a rolling four (4) quarter basis.

          i. Exhibit "B" to the Loan Agreement is replaced with Exhibit "B" attached hereto.

          j. Upon the Effective Date, Section 6.11 of the Loan Agreement is hereby amended and restated in its entirety and shall read as follows:

            6.11  Inspection and Audit.  Borrowers will permit Lender's officers
                  --------------------
or other representatives to visit and inspect upon reasonable notice during business hours any of the locations of Borrowers, to examine and audit all of Borrowers' books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants all at Borrowers' expense at the standard rates charged by the Lender for such activities (plus Lender's out-of-pocket expenses); provided that, during the 24-month period after the Effective Date, Lender shall bear all expenses for such audit and, thereafter, Borrowers' expense for any single audit shall not exceed $7,500.00; provided further that if an Event of Default has occurred and is continuing, there shall be no limit on Borrower's expense for any such audit.

     3.  Effectiveness Conditions.
         ------------------------

          This Amendment shall become effective upon the satisfactory completion, as determined by Lender in its discretion, of the following conditions (all documents to be in form and substance satisfactory to Lender):

               (a)  Execution of this Amendment.

               (b) Execution and delivery of the Term Loan D Note and Term Loan E Note.

               (c) Execution and delivery of Allonges to the Revolving Credit Note, Term Loan A Note, Term Loan B Note and Term Loan C Note.

               (d) Delivery of a Certificate of Corporate Resolutions, signed by each Borrower's and ProTel's Secretary reflecting the authorization to execute, deliver and perform under this Amendment and all related agreements and documents and an incumbency certificate from ProTel identifying Authorized Officers.

               (e) Borrowers shall deliver UCC, state and federal tax lien and judgment searches against ProTel and ProTel Marketing, Inc. in each jurisdiction in which ProTel and ProTel Marketing, Inc. maintain any Property.

               (f) UCC-1 Financing Statements executed by ProTel in favor of Lender in each jurisdiction Lender may require.

               (g) Execution and delivery by Opinion of an amendment to Amended and Restated Collateral Pledge Agreement together with delivery to Lender of all stock of ProTel required pursuant thereto and appropriate stock powers executed in blank.

               (h) Consummation of the Acquisition in accordance wth the terms of the Purchase Agreement.

               (i) A written opinion of ProTel's independent counsel addressed to Lender.

               (j) Termination of any Liens against ProTel Marketing, Inc.'s assets.

               (k) Payment in full of a $100,000 closing fee (less all amounts paid on account).

               (l) Borrowers shall utilize best efforts to obtain execution and delivery of landlord waivers from each landlord where ProTel maintains and stores and Property within thirty (30) days from the date of this Amendment.

               (m)  Payment of all Expenses.

     4.  Collateral.
         ----------

          Existing Borrowers hereby confirm that all Collateral, liens, and security interests at any time granted by Borrowers to Lender, shall continue unimpaired and in full force and effect and shall continue to cover and secure the Obligations of Existing Borrowers to Lender to the full extent set forth in the Existing Loan Documents, including without limitation, all of Existing Borrowers' liabilities under the Revolving Credit and Term Loans. To secure all of Borrowers' Obligations, ProTel hereby assigns and grants to Lender a continuing first lien on and security interest in, upon and to all of ProTel's now or hereafter acquired, created or arising Collateral as described in Section
3.1 of the Loan Agreement.

      5.  Representations and Warranties.
          ------------------------------

          Each Borrower warrants and represents to Lender that:

          a.  Prior Representations.  By execution of this Amendment, each
              ---------------------
Existing Borrower reaffirms, and ProTel hereby represents and warrants that, except as set forth on Schedule "A" to this Amendment, all warranties and representations made to Lender under the Loan Agreement and Existing Loan Documents are true and correct in all material respects as of the Effective Date.

          b.  Authorization.  The execution and delivery by each Borrower of
              -------------
this Amendment and the performance by it of the transactions herein contemplated
(i) are and will be within its powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower by any party other than Lender.

          c.  Valid, Binding and Enforceable.  This Amendment and any assignment
              ------------------------------
or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

          d.  No Default.  There is no Default or Event of Default outstanding
              ----------
under the Loan Agreement.

          e.  Acquisition.  The Acquisition has been consummated in accordance
              -----------
with the terms of the Purchase Agreement and all applicable law. The Purchase Agreement is valid, binding and enforceable against the parties thereto subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles. The Purchase Agreement has been forwarded to Lender and there have been no modifications thereto.

          f.  Consent.  No consent, approval or authorization of, or
              -------
registration, filing or qualification with, any Governmental Authority is required to be made by Borrowers in connection with the transactions contemplated hereunder or under the Purchase Agreement.

     6.  Incorporation into Existing Loan Documents.
         ------------------------------------------

          The parties acknowledge and agree that this Amendment is incorporated into and made part of the Existing Loan Documents, the terms and provisions of which, unless expressly modified herein, are hereby ratified and confirmed and continue unchanged and in full force and effect. Any future reference to the Loan Agreement or Existing Loan Documents shall mean the Loan Agreement or Existing Loan Documents as amended hereby. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Existing Loan Documents, the terms and provisions hereof shall control.

     7.  Miscellaneous.
         -------------

          a.  Headings.
              --------

          The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

          b.  Other Instruments.
              -----------------

          Borrowers shall execute any other documents, instruments and writings, in form and substance satisfactory to Lender, as Lender may reasonably request, to carry out the intentions of the parties hereunder.

          c.  Modifications.
              -------------

          No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

          d.  Governing Law.
              -------------

          The terms and conditions of this Amendment shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania.

          e.  Counterparts:
              ------------

          This Amendment may be executed in any number of counterparts each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

CORESTATES BANK, N.A.           OPINION RESEARCH CORPORATION


By:___________________________  By:______________________________


ORC PROTEL, INC.                ORC TELESCIENCE CORP.


By:___________________________  By:______________________________


                                ORC, INC.


                                By:______________________________